                                                                    Exhibit 10.1

                      AMENDMENT TO LOAN AGREEMENT AND NOTE

         This amendment (the "Amendment"), dated as of the date specified below, is by and between the borrower (the "Borrower") and the bank (the "Bank") identified below.

                                    RECITALS

         A. The Borrower and Bank have executed a Loan Agreement (the "Agreement") dated MARCH 19, 2002 and the Borrower has executed a Note (the "Note"), dated MARCH 19, 2002, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $10,000,000.000 as may be amended from time to time.

         B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

         C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

         |X| Extension of Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with "MARCH 31, 2005".

         |X| Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$20,000,000.00", which evidences an additional $10,000,000.00 available to be advanced subject to the terms and conditions of the Agreement and Note.

         |_| Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with "____________".

         Change in Financial Covenant(s).

                  (i) |_| If checked here, all references to "$________________" in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$_______________" for the period beginning _____________________ and thereafter.

                  (ii) |_| If checked here, all references to "$________________" in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$_______________" for the period beginning
                  _____________________ and thereafter.

                  (iii) |_| If checked here, all references to "$________________" in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with "$_______________" for the period beginning

                  _____________________ and thereafter.

                  (iv) |_| If checked here, all references to "$________________" in the Agreement as the minimum Current Ratio are hereby deleted and replaced with "$_______________" for the period beginning _____________________ and thereafter.

                  (v) |_| If checked here, all references to "$________________" in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$_______________" for the period beginning _____________________ and thereafter.

                  (vi) |_| If checked here, all references to "$________________" in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "$_______________" for the period beginning
                  _____________________ and thereafter.

                  (vii) |_| If checked here, all references to "$________________" in the Agreement as the maximum Officers, Directors, Partners, and

                  Management Salaries and Other Compensation amount are hereby deleted and replaced with "$_______________" for the period beginning _____________________ and thereafter.

|X| Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

Interest is payable beginning APRIL 1, 2004, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is payable on MARCH 31, 2005

         |_| Change in Late payment Fee. If checked here, subject to applicable law, If any payment is not made on or before its due date, the Bank may collect a delinquency charge of _______% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

         |_| Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $_________ (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

         |_| Change in Borrowing Base. If checked here, the Borrowing Base is hereby changed to an amount equal to the sum of (i) ____________% of the face amount of Eligible Accounts, and (ii) the lessor of $________ or _____% of the Borrower's cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on the note(s) in the original amount(s) of $___________, and less (iv) undrawn amounts of outstanding letters of credit issued by the Bank of any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this section will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Amendment, which is Incorporated herein by reference and which replaces any prior Financial Definitions supplement.

         |_| Change in Paid-in-Full Period. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least ________ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

         Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Not withstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

         Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

         Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

         No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

         Counterparts. This Amendment May be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

         Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

         Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

Dated as of: MARCH 31, 2004

                                         RADISYS CORPORATION
(Individual Borrower)                    Borrower Name (Organization)

                                         a OREGON Corporation

___________________________________

Borrower Name       N/A                  By: /s/ Brian Bronson    3/31/2004
                                             -----------------------------------

                          Name and Title: Brian Bronson

                                                        Chief Accounting Officer
                                                        & Treasurer

                                                         _______________________

____________________________________     By: ___________________________________

Borrower Name         N/A                Name and Title: _______________________

Agreed to:

U.S. Bank N.A.
(Bank)

By: /s/ Le G. Phan
    --------------------------------

                LE G. PHAN
Name and Title: VICE PRESIDENT